UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 7, 2014 (May 2, 2014)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Investment

Hoak Public Equities, L.P., a Texas limited partnership (“Hoak”) and Rest Redux LLC, a Texas limited liability company with which Robert Stetson is affiliated (“ReRe,” and collectively with Hoak, the “Investors”), on May 2, 2014 entered into a Purchase Agreement with Small Island Investments Limited, a Bermuda corporation (“SII”), under which SII agreed to sell in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), and the Investors agreed to purchase, 1,000,000 shares (the “Shares”) of Good Times Restaurants, Inc., (the “Company”) common stock, par value $0.001 per share (the “Common Stock”), from SII in equal portions of 500,000 shares each, at a purchase price of $3.05 per share, equal to an aggregate purchase price of $3,050,000 (the “Investment Transaction”).

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

Effective May 2, 2014, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company granted to the Investors certain registration rights to enable the public resale of the Shares.  Pursuant to the Registration Rights Agreement, the Investors have the right to require the Company to register for resale all or a portion of the Shares within 45 days of either Investor’s written request for such registration.  Each Investor may not request more than one such registration under the Registration Rights Agreement.  In addition, the Registration Rights Agreement provides that if the Company proposes to register for public sale shares of Common Stock (including upon the request of a stockholder other than the Investors), then the Investors shall have a right to include all or a portion of the Shares in such registration.

The Company agreed to pay all expenses associated with the registration of the Shares, excluding the fees and expenses of counsel to the Investors.  The Company also agreed to indemnify the Investors and each of their respective officers, directors, members, investors, employees, and agents, successors, and assigns, and each other person who controls an Investor within the meaning of the Securities Act against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules, and regulations.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The information set forth under Item 5.02 in regards to an agreement of the Company with Robert Stetson is hereby incorporated by reference in its entirety in this Item 1.01.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Investment Transaction, the Board of Directors of the Company appointed Robert Stetson as a director of the Company effective May 2, 2014.  Mr. Stetson has substantial experience in the multi-unit restaurant industry and is the former Chief Financial Officer and President-Restaurant Division of Burger King Corp. and former Chief Financial Officer of Pizza Hut Inc.  Beginning in 1994, Mr. Stetson built one of the largest public REITs focused on restaurant properties development, which merged into GE Capital. He is currently the founder and CEO of U.S. Restaurant Properties, again among the largest private companies in the restaurant property industry.  In connection with his election as a director of the Company Mr. Stetson entered into an agreement with the Company, effective May 2, 2014, providing that during a period ending September 30, 2015 or until he ceases to be a director of the Company, he will not directly or indirectly (i) increase his ownership of Company stock to more than 1,500,000 shares, or (ii) participate in any transaction intended to result in a change of control of the Company.  A copy of that agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

On May 7, 2014, the Company issued a press release disclosing the transactions described in this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 2, 2014, the Board of Directors of the Company approved and adopted an amendment to Article III, Section 3 of the Company’s bylaws to increase the maximum number of directors of the Company from eight members to nine members.  SII, with certain rights under its Stock Purchase Agreement, consented to that amendment.  A copy of the bylaw amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference.  At the same time, the Board of Directors elected Robert Stetson to fill the resulting Board vacancy.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated May 2, 2014, among Hoak Public Equities, L.P., Rest Redux LLC, and Small Island Investments Limited
10.2	Registration Rights Agreement Rights Agreement, dated May 2, 2014, among Good Times Restaurants Inc., Hoak Public Equities, L.P., and Rest Redux LLC
10.3	Bylaw Amendment, effective May 2, 2014
10.4	Agreement between the Company and Robert Stetson, effective May 2, 2014
99.1	Press Release issued May 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date:  May 7, 2014

By:  /s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated May 2, 2014, among Hoak Public Equities, L.P., Rest Redux LLC, and Small Island Investments Limited
10.2	Registration Rights Agreement Rights Agreement, dated May 2, 2014, among Good Times Restaurants Inc., Hoak Public Equities, L.P., and Rest Redux LLC
10.3	Bylaw Amendment, effective May 2, 2014
10.4	Agreement between the Company and Robert Stetson
99.1	Press Release issued May 7, 2014

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